                                                                   Exhibit 99.5
                                USX CORPORATION
                               OFFER TO EXCHANGE
            6.75% CONVERTIBLE QUARTERLY INCOME PREFERRED SECURITIES
                       (CONVERTIBLE QUIPSSM* SECURITIES)
                 (INITIAL LIQUIDATION AMOUNT $50 PER SECURITY)
                                      OF
                              USX CAPITAL TRUST I
    GUARANTEED BY USX CORPORATION TO THE EXTENT SET FORTH IN THE PROSPECTUS
                                      FOR
        6.50% CUMULATIVE CONVERTIBLE PREFERRED STOCK OF USX CORPORATION

                                                                  March  , 1997

To Brokers, Dealers, Commercial
Banks, Trust Companies and
Other Nominees:

  We have been appointed by USX Corporation, a Delaware corporation ("USX"), and USX Capital Trust I, a Delaware statutory business trust (the "Trust"), to act as Dealer Managers in connection with the offer by USX to exchange, upon the terms and subject to the conditions set forth in the Prospectus referred to below and the related Letter of Transmittal (which together constitute the "Exchange Offer"), its 6.75% Convertible Quarterly Income Preferred Securities (the "Trust Convertible Preferred Securities") for up to 6,700,000 of the outstanding shares of 6.50% Cumulative Convertible Preferred Stock (the "6.50% Convertible Preferred Stock") of the Company that are validly tendered and accepted for exchange pursuant to the Offer. In connection with the Exchange Offer, USX will deposit in the Trust as trust assets its 6.75% Convertible Junior Subordinated Debentures as set forth in the Prospectus referred to below.

  Pursuant to the Exchange Offer, exchanges will be made on the basis of one Trust Convertible Preferred Security for each share of 6.50% Convertible Preferred Stock validly tendered and accepted for exchange in the Exchange Offer. Shares of 6.50% Convertible Preferred Stock not accepted for exchange because of proration will be returned.

  The Trust will accept for exchange up to 6,700,000 shares of 6.50% Convertible Preferred Stock validly tendered and not withdrawn, upon the terms and subject to the conditions of the Exchange Offer, including the provisions
thereof relating to proration described in the Prospectus dated March   , 1997
(the "Prospectus").

  For your information and for forwarding to your clients for whom you hold shares of 6.50% Convertible Preferred Stock registered in your name or in the name of your nominee, we are enclosing the following documents:

  1. Prospectus;

  2. Letter of Transmittal for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

  3. Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the certificates for shares of 6.50% Convertible Preferred Stock and all other required documents cannot be delivered to the Exchange Agent by the Expiration Date (as defined in the Prospectus), or the book-entry transfer of the 6.50% Convertible Preferred Stock cannot be completed by the Expiration Date;
--------
* QUIPS is a servicemark of Goldman, Sachs & Co.

  4. A form of letter that may be sent to your clients for whose accounts you hold 6.50% Convertible Preferred Stock registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions and designation of Soliciting Dealer with regard to the Offer;

  5. A return envelope addressed to The Bank of New York, the Exchange Agent.

  WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

  THE EXCHANGE OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT
12:00 MIDNIGHT, NEW YORK CITY TIME, ON     , 1997, UNLESS THE OFFER IS
EXTENDED.

  NEITHER THE BOARD OF DIRECTORS OF USX, USX, THE TRUSTEES OF THE TRUST NOR THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF 6.50% CONVERTIBLE PREFERRED STOCK AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING IN THE EXCHANGE OFFER. HOLDERS OF 6.50% CONVERTIBLE PREFERRED STOCK ARE URGED TO CONSULT THEIR FINANCIAL AND TAX ADVISORS IN MAKING THEIR DECISIONS ON WHAT ACTION TO TAKE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

  USX will pay a solicitation fee of $1.00 per share of 6.50% Convertible Preferred Stock validly tendered and accepted for exchange pursuant to the Exchange Offer and covered by a Letter of Transmittal which designates, as having solicited and obtained the tender, the name of (i) any broker or dealer in securities, including a Dealer Manager in its capacity as a dealer or broker, which is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or
(iii) any bank or trust company (each of which is referred to herein as a "Soliciting Dealer"), if, in each case, the tender of such shares was solicited by such Soliciting Dealer from a beneficial owner of 5,000 or fewer shares. No solicitation fee shall be payable to a Soliciting Dealer with respect to the tender of shares of 6.50% Convertible Preferred Stock by a holder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer as such in the box captioned "Solicited Tenders."

  If tendered shares of 6.50% Convertible Preferred Stock are being delivered by book-entry transfer made to an account maintained by the Exchange Agent with The Depository Trust Company, the Soliciting Dealer must return a Notice of Solicited Tenders to the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date in order to receive a solicitation fee. Such Notice of Solicited Tenders is attached hereto on page
4. No solicitation fee shall be payable to a Soliciting Dealer in respect of shares of 6.50% Convertible Preferred Stock (i) beneficially owned by such Soliciting Dealer or (ii) registered in the name of such Soliciting Dealer unless such shares of 6.50% Convertible Preferred Stock are held by such Soliciting Dealer as nominee and such shares of 6.50% Convertible Preferred Stock are being tendered for the benefit of one or more beneficial owners identified on the Letter of Transmittal or the Notice of Solicited Tenders. No solicitation fee shall be payable to the Soliciting Dealer with respect to the tender of shares of 6.50% Convertible Preferred Stock by the holder of record, for the benefit of the beneficial owner, unless the beneficial owner has designated such Soliciting Dealer.

  No solicitation fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer any portion of such fee to a tendering holder (other than itself). No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of USX, the Trust, the Trustees of the Trust, the Exchange Agent, the Information Agent or the Dealer Managers for purposes of the Exchange Offer.

  USX will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers. USX will pay all stock transfer taxes applicable to the acceptance of shares of 6.50% Convertible Preferred Stock pursuant to the Exchange Offer, subject to Instruction 4 of the Letter of Transmittal.

  Soliciting Dealers should take care to ensure proper record-keeping to document their entitlement to any solicitation fee.

  Any inquiries you may have with respect to the Exchange Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent or the undersigned at the addresses and telephone numbers set forth on the back cover of the Prospectus.

                                                Very truly yours,

                                                GOLDMAN, SACHS & CO.
                                                MERRILL LYNCH & CO.

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF USX, THE TRUST, THE TRUSTEES OF THE TRUST, THE DEALER MANAGERS, THE INFORMATION AGENT OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

                          NOTICE OF SOLICITED TENDERS

  List below the number of shares of 6.50% Convertible Preferred Stock whose tender you have solicited. All shares of 6.50% Convertible Preferred Stock beneficially owned by a beneficial owner, whether in one account or several, and in however many capacities, must be aggregated for purposes of completing the tables below. Any questions as to what constitutes beneficial ownership should be directed to the Exchange Agent. If the space below is inadequate, list the shares of 6.50% Convertible Preferred Stock on a separate signed schedule and affix the list to this Notice of Solicited Tenders. PLEASE DO NOT COMPLETE THE SECTIONS OF THE TABLE HEADED "TO BE COMPLETED ONLY BY EXCHANGE AGENT".

  ALL NOTICES OF SOLICITED TENDERS SHOULD BE RETURNED TO THE EXCHANGE AGENT WITHIN THREE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE AT THE ADDRESS SET FORTH ON THE BACK COVER OF THE PROSPECTUS. ALL QUESTIONS CONCERNING THE NOTICES OF SOLICITED TENDERS SHOULD BE DIRECTED TO THE INFORMATION AGENT AT THE TELEPHONE NUMBER SET FORTH ON THE BACK COVER OF THE PROSPECTUS.

                                         TO BE      TO BE      TO BE     TO BE
                                       COMPLETED  COMPLETED  COMPLETED COMPLETED
                                         BY THE     BY THE    ONLY BY   ONLY BY
                                       SOLICITING SOLICITING EXCHANGE  EXCHANGE
BENEFICIAL OWNERS                        DEALER     DEALER     AGENT     AGENT
-------------------------------------- ---------- ---------- --------- ---------
                                       NUMBER OF             NUMBER OF
                                         SHARES   VOI TICKET  SHARES   FEE $1.00
                                        TENDERED   NUMBER*   ACCEPTED  PER SHARE
                                       ---------- ---------- --------- ---------
Beneficial Owner No. 1................
                                       ----------  --------  --------- ---------
Beneficial Owner No. 2................
                                       ----------  --------  --------- ---------
Beneficial Owner No. 3................
                                       ----------  --------  --------- ---------
Beneficial Owner No. 4................
                                       ----------  --------  --------- ---------
Beneficial Owner No. 5................
                                       ----------  --------  --------- ---------
  Total...............................
                                       ----------  --------  --------- ---------

--------
* Complete if shares delivered by book-entry transfer.

  All questions as to the validity, form and eligibility (including time of receipt) of Notices of Solicited Tenders will be determined by the Exchange Agent, in its sole discretion, which determination will be final and binding. Neither the Exchange Agent nor any other person will be under any duty to give notification of any defects or irregularities in any Notice of Solicited Tenders or incur any liability for failure to give such notification.

  The undersigned hereby confirms that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Prospectus, including because each beneficial owner listed above or on a separate signed schedule is the beneficial owner of 5,000 or fewer shares of 6.50% Convertible Preferred Stock; (iii) in soliciting tenders of the shares of 6.50% Convertible Preferred Stock, it has used no soliciting materials other than those furnished by USX or the Trust; and (iv) if it is a foreign broker or dealer not eligible for membership in the NASD, it has agreed to conform to the NASD's Rules of Fair Practice in making solicitations outside the United States to the same extent as though it were an NASD member.

-------------------------------------     -------------------------------------
Printed Firm Name                         Address

-------------------------------------     -------------------------------------

-------------------------------------     -------------------------------------

-------------------------------------     -------------------------------------
Authorized Signature                      Attention

-------------------------------------     -------------------------------------

-------------------------------------     -------------------------------------
Area Code and Telephone Number            City, State, Zip Code

-------------------------------------     -------------------------------------

-------------------------------------     -------------------------------------